UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES AND EXCHANGE ACT OF 1934

April 9, 2004

Date of Report

(Date of earliest event reported)

POWERCOLD CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

    33-19584

     23-2582701

(State of Incorporation)   (Commission File No.)   (IRS Employer Ident. No.)

115 Canfield Road

La Vernia, Texas 78121

(Address of principal executive offices)

830 779-5223

(Registrant's telephone number)

ITEM 1 - CHANGES IN CONTROL OF REGISTRANT

None

ITEM 2 - ACQUISITION OR DISPOSITION OF ASSETS

None

ITEM 3 - BANKRUPTCY OR RECEIVERSHIP

None

ITEM 4 - CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

None

ITEM 5 - OTHER EVENTS

Bruce Babcock has been appointed an Advisor to PowerCold Corporation’s Board of Directors effective April 1, 2004.   Babcock has been a consultant to the Registrant since October 2003.

Bruce Babcock joined DuPont™ in 1969 following his graduation with a MSc degree in Chemistry. During his 33year career with DuPont™, Babcock has worked in various leadership and managerial roles.

Bruce Babcock has been the overall Business Manager for various innovative thrusts in the personal hygiene and polymer marketplaces. Babcock has had profit and loss responsibility and direct selling experience to several multinational companies in the food industry.

Bruce Babcock was the Business Manager for DuPont™ Caltrel® (polymeric heat exchanger technology) innovation where he led the Marketing, R&D, and Manufacturing thrusts.  Babcock worked closely with PowerCold® on DuPont™ Caltrel® technology, as well as other partners and potential customers.  Babcock has extensive experience in developing partnership Agreements with North American, European and Asian companies in the Automotive and HVAC industries.

In addition to Bruce Babcock’s business leadership and managerial accountabilities, Babcock has had extensive experience in leading Research and Development activity (for the automotive coatings industry) and Manufacturing experience in the automotive coatings and in the production of polymeric fibers.

In 1998, Babcock was the recipient of DuPont of Canada's major innovation award.

ITEM 6 - RESIGNATIONS OF REGISTRANT'S DIRECTORS

None

ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

None

ITEM 8 - CHANGE IN FISCAL YEAR

None

SIGNATURES

FORM 8-K

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERCOLD CORPORATION

/S/  Francis L. Simola

Francis L. Simola

Chairman and CEO

Date:  April 9, 2004